UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment Number 2

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2002

Gottschalks Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

1-09100	77-0159791
(Commission File Number)	(I.R.S. Employer Identification Number)

7 River Park Place East
Fresno, California    93720
(Address of principal executive offices including zip code)

(559) 434-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

This amended Form 8K/A is being filed to change the date originally indicated for the filing of the amended Schedule 13D/A described below from February 27, 2002 to its actual filing date of February 28, 2002.

Item 5. Other Events

Pursuant to a Credit Facilitation Agreement entered into on February 22, 2002 (the "Credit Facilitation Agreement") by and between Gottschalks Inc. ("the Company") and The Harris Company ("Harris"), Harris agreed to cause Bank of America, N.A. (the "Bank") to issue an Irrevocable Standby Letter of Credit in the amount of seven million dollars ($7,000,000) (the "Letter of Credit") to General Electric Capital Corporation (the "Beneficiary"), who is the administrative agent for the lender syndicate pursuant to that certain Credit Agreement dated January 31, 2002 by and among the Company, the Beneficiary and CIT Business Credit (the "Credit Agreement"). In connection with the transactions contemplated by the Credit Facilitation Agreement, the Company entered into a First Amendment to Credit Agreement, a copy of which is filed herewith as Exhibit 10.2. The Letter of Credit expires by its terms on June 30, 2002, but may be extended under certain circumstances, as more fully described in the Credit Facilitation Agreement. The Company's reimbursement obligations to Harris under the Credit Facilitation Agreement, which arise in the event any payment is made under the Letter of Credit by the Bank to the Beneficiary, are secured by the proceeds of the Company's sale of its ownership interest in certain commercial property, and are otherwise general and unsecured obligations of the Company.

Pursuant to a Guaranty - Security Agreement - Stock Pledge dated February 22, 2002 (the "Guaranty and Pledge") by and among Joseph Levy, who is the Chairman of the Company, Jody Levy-Schlesinger, Felicia Levy Weston, Bret Levy, who is the Vice President, Treasurer and a Director of the Company (collectively, the "Pledgors") and Harris, which was filed as Exhibit 6 to the Amended Schedule 13D filed by Harris, El Corte Ingles, S. A., Joseph Levy and Bret Levy on February 27, 2002, the Pledgors guaranteed the Company's obligations under the Credit Facilitation Agreement on a non-recourse basis, as described below. As security for the Pledgors' guarantee obligations and the Company's obligations under the Credit Facilitation Agreement, the Pledgors granted Harris a continuing security interest in all of the shares of the Company's common stock owned by the Pledgors (the "Shares"), all of the Pledgors' rights to acquired shares of the Company's common stock and all proceeds from the sale of any such shares (collectively, the "Collateral"). The Pledgors' guaranty under the Guaranty and Pledge is enforceable only against, and to the extent of, the Collateral, and not against any other assets of the Pledgors. During the term of the Guaranty and Pledge, and until a default by the Company or a Pledgor under the Credit Facilitation Agreement or Guaranty and Pledge, the Pledgors will be entitled to exercise all voting and consensual rights pertaining to the Shares, and will be entitled to receive any and all dividends and distributions paid in respect of the Shares.

INDEX TO EXHIBITS

Exhibit No. Description

10.1* Credit Facilitation Agreement entered into on February 22, 2002 by and between the Company and Harris

10.2 First Amendment to Credit Agreement dated February 22, 2002, by and among Gottschalks Inc., General Electric Capital Corporation and CIT Business Credit

* Incorporated by reference to Exhibit 5 to the Amended Schedule 13D filed by Harris, El Corte Ingles, S. A., Joseph Levy and Bret Levy on February 28, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gottschalks Inc. (Registrant)

March 1, 2002	By: /s/ James R. Famalette James R. Famalette President and Chief Executive Officer

March 1, 2002	By: /s/ Michael S. Geele Michael S. Geele Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1*	Credit Facilitation Agreement entered into on February 22, 2002 by and between the Company and Harris
10.2	First Amendment to Credit Agreement dated February 22, 2002, by and among Gottschalks Inc., General Electric Capital Corporation and CIT Business Credit

* Incorporated by reference to Exhibit 5 to the Amended Schedule 13D filed by Harris, El Corte Ingles, S. A., Joseph Levy and Bret Levy on February 28, 2002.